UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 11, 2010, Micromet, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), for the sale by the Company to the public of 10,000,000 shares of common stock, par value $0.00004 per share (the “Firm Shares”).  The Firm Shares are being sold to the public at a per share price of $7.00, and the Underwriters have agreed to purchase the Firm Shares from the Company pursuant to the Underwriting Agreement at a per share price of $6.58.  The net proceeds to the Company are expected to be approximately $65.5 million after deducting the underwriting discount and estimated expenses payable by the Company associated with the offering.  The offering is expected to close on or about March 17, 2010, subject to customary closing conditions.  The Company has granted the Underwriters a 30-day option to purchase an additional 1,500,000 shares of common stock (together with the Firm Shares, the “Shares”).

The Underwriting Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares.

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-162541) filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2009, in the form in which it became effective on November 2, 2009 (the “Registration Statement”), the prospectus included in the Registration Statement and a final prospectus supplement relating to the Shares (the “Prospectus Supplement”) filed pursuant to Rule 424(b)(5) of the Securities Act on March 12, 2010.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 8.01  Other Events.

The Company is filing the opinion of its counsel, Cooley Godward Kronish LLP, relating to the legality of the issuance and sale of the Shares in the offering, as Exhibit 5.1 hereto.

On March 11, 2010, the Company issued a press release announcing the pricing of the offering.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 11, 2010, by and between Micromet and Goldman, Sachs & Co., as representative for the underwriters named therein
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
99.1	Press Release dated March 11, 2010

Forward-Looking Statements

Certain statements in this Report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the public offering of common stock described herein. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks related to the underwriters’ consummation of their obligations to purchase the securities and whether the Company will be able to satisfy its conditions to close the offering. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the time of this report.  The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: March 12, 2010	By:	/s/ Barclay A. Phillips
	Name:	Barclay A. Phillips
	Title:	Senior Vice President & CFO

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 11, 2010, by and between Micromet and Goldman, Sachs & Co., as representative for the underwriters named therein
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
99.1	Press Release dated March 11, 2010